Exhibit 23









               Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-63741) pertaining to the Textron Savings Plan of our report dated May 14, 1998, with respect to the financial statements and schedules of the Textron Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.



                                      /s/ERNST & YOUNG LLP

Boston, Massachusetts
June 4, 1998